UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2020

ARMADA HOFFLER PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue		,	Suite 2100
Virginia Beach	,	Virginia		23462
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHH	New York Stock Exchange
6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AHHPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.     Amendments to Articles of Incorporation or Bylaws.

On August 17, 2020, Armada Hoffler Properties, Inc. (the “Company”) filed, with the State Department of Assessments and Taxation of the State of Maryland (“MSDAT”), Articles Supplementary (the “Articles Supplementary”) to the Articles of Amendment and Restatement of the Company, designating an additional 3,600,000 shares of the Company’s authorized preferred stock as shares of the Company’s 6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per shares (the “Series A Preferred Stock”), resulting in a total of 9,980,000 shares classified as Series A Preferred Stock. The Articles Supplementary became effective upon filing with MSDAT.

Item 8.01.     Other Events.

On August 13, 2020, the Company and Armada Hoffler, L.P. entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Raymond James & Associates, Inc. and Jefferies LLC, as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 3,600,000 shares of its Series A Preferred Stock at a public offering price of $24.75 per share (inclusive of accrued dividends), for net proceeds of approximately $86.3 million, after the underwriting discount but before estimated expenses payable by the Company. The Series A Preferred Stock was offered and sold pursuant to a prospectus supplement, dated August 13, 2020, and a base prospectus, dated March 9, 2020, relating to the Company’s effective registration statement on Form S-3 (File No. 333-236982). The offering closed on August 20, 2020. The offering was a re-opening of the Company’s previous issuances of Series A Preferred Stock. The additional shares of Series A Preferred Stock sold in the offering form a single series, and are fully fungible, with the other outstanding shares of Series A Preferred Stock.

The foregoing summary of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1
Underwriting Agreement, dated August 13, 2020, by and among Armada Hoffler Properties, Inc., Armada Hoffler, L.P. and BofA Securities, Inc., Raymond James & Associates, Inc. and Jefferies LLC, as representatives of the several underwriters named in Schedule A thereto.

3.1	Articles Supplementary designating additional Series A Preferred Stock.

5.1	Opinion of Morrison & Foerster LLP regarding the legality of shares of Series A Preferred Stock.

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Dated: August 20, 2020	By:	/s/ Michael P. O'Hara
Michael P. O'Hara
Chief Financial Officer, Treasurer, and Secretary